EXHIBIT 3.1


                              CERTIFICATE OF MERGER

                                       OF

                           LORAL SATELLITE CORPORATION

                                      INTO

                           ORION NETWORK SYSTEMS, INC.

     The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

     First: That the name and state of incorporation of each constituent corporations to the Merger are as follows:

         Name                                           State of Incorporation
         ----                                           ----------------------
         Loral Satellite Corporation                          Delaware

         Orion Network Systems, Inc.                          Delaware

     SECOND: That an Agreement and Plan of Merger dated as of October 7, 1997, as amended (the "Merger Agreement"), by and among Loral Satellite Corporation, Orion Network Systems, Inc., and Loral Space & Communications Ltd., a Bermuda company, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the Delaware General Corporation Law.

     THIRD: That the name of the surviving corporation of the merger is Orion Network Systems, Inc. (the "Surviving Corporation"), which name shall be changed to Loral Orion Network Systems, Inc.

     FOURTH: That the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety as set forth on Exhibit A hereto.

     FIFTH: That the executed Merger Agreement is on file at an office of the Surviving Corporation located at 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850.


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     SIXTH:  That a copy  of the  Merger  Agreement  will  be  furnished  by the
Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations

          IN WITNESS WHEREOF, Orion Network Systems, Inc. has caused this Certificate of Merger to be signed by David J. Frear, its authorized officer, this 20th day of March 1998.


                                       ORION NETWORK SYSTEMS, INC.

                                       By:
                                          --------------------------------------
                                          David J. Frear
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer





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                                    Exhibit A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        LORAL ORION NETWORK SYSTEMS, INC.


1. The name of the corporation (the "Corporation") is Loral Orion Network Systems, Inc.

2. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

3. The nature of the business of, and the purpose to be conducted or promoted by, the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $.01 per share.

5. In furtherance and not in limitation of the power conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors.

6. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization


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shall,  if sanctioned by the court to which the said  application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

7.   Elections of directors need not be by written ballot.

8.   Indemnification.

     A. Authorization of Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to subsection B only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the Corporation. The indemnification conferred in this subsection A also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorney's fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition (including in the case of a director or former director expenses of separate legal counsel, up to a maximum of $50,000, but only in the event that the director or former director as the indemnified party reasonably determines, assuming an outcome unfavorable to such indemnified party, that there is a reasonable probability that such proceeding may materially and adversely affect such indemnified party, or that there may be legal defenses available to such indemnified


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party  that  are  different  from  or in  addition  to  those  available  to the
Corporation); provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorney's fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection A or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the board of directors deems appropriate.

     B. Right of Claimant to Bring Action against the Corporation. If a claim under subsection A of this section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition whether the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under subsection A of this section but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. An actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

     C. Non-exclusivity. The rights to indemnification and advance payment of expenses provided by subsection A of this section shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.


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     D. Survival of Indemnification.  The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, subsection A of this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

     E. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.





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